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                          GREENWICH AIR SERVICES, INC.

    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 11, 1997.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREENWICH AIR
                                 SERVICES, INC.
             4590 NW 36TH STREET, BUILDING 23, MIAMI, FLORIDA 33122

    The undersigned hereby appoints Eugene P. Conese, Sr. and Eugene P. Conese, Jr., and each of them, as proxy or proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Class A common stock of Greenwich Air Services, Inc. which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of Greenwich Air Services, Inc. to be held at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida on Monday, August 11, 1997, at 10:00 a.m., local time, and at any and all adjournments and postponements thereof, with respect to all matters set forth in the Proxy Statement/Prospectus dated June 13, 1997, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

    1. PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED MARCH 9, 1997, AMONG GREENWICH AIR SERVICES, INC., GENERAL ELECTRIC COMPANY, AND GB MERGER CORP.

                    FOR / /      AGAINST / /      ABSTAIN / /

            (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE.)
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    Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before, and all matters incident to the conduct of, the Special Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement/ Prospectus (with all enclosures and attachments) dated July 8, 1997, relating to the meeting.

    Please mark, sign, date and return this proxy in the enclosed white postage prepaid envelope as soon as possible, even if you plan to attend the Special Meeting.
                                            Dated: ______________________ , 1997
                                            ____________________________________
                                            ____________________________________
                                                        Signature(s)

                                            NOTE: Please sign this proxy exactly
                                            as your name appears hereon. Joint
                                            owners should each sign personally.
                                            Attorneys, administrators, trustees,
                                            guardians and others signing in a
                                            representative capacity should
                                            indicate this capacity. An
                                            authorized officer may sign on
                                            behalf of a corporation and should
                                            indicate the name of the corporation
                                            and his or her capacity.